Exhibit 99.1

BJ's Restaurants Opens in Tukwila, Washington and Pearland, Texas

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of our two newest restaurants in Tukwila, Washington (in the Seattle market) on Friday, July 25, 2008, and in Pearland, Texas (in the Houston market) on Monday, July 28, 2008.

The Tukwila restaurant is located at 1159 Southcenter, on the south side of the newly expanded Southcenter Mall. The mall’s expansion includes a 16-screen movie theater, along with over 275,000 square feet of new premium retail. The new BJ’s restaurant is approximately 10,000 square feet and contains seating for approximately 310 guests.

The Pearland restaurant is located at 11200 Broadway St. on the southwest corner of Highway 288 and FM 518 known as Pearland Town Center. The new BJ’s restaurant is a part of the new 900,000 square-foot lifestyle center’s unique shopping environment that includes open-air pedestrian walkways and eye-catching architectural and design elements. The restaurant is approximately 9,000 square feet and contains seating for approximately 280 guests.

Both new restaurants include BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. Additionally, each restaurant features BJ’s highly detailed, contemporary décor and unique video statement, including several high definition flat panel televisions, creating a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation for each restaurant are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We are excited to open our first restaurant in the state of Washington,” commented Jerry Deitchle, Chairman and CEO. “Our Tukwila restaurant set a new opening day sales record for any BJ’s restaurant opened outside of our home state of California to date. We look forward to opening our second Washington restaurant at the Tacoma Mall later this year. Our Pearland restaurant represents our fourth BJ’s in the Houston market, which has been one of our leaders in comparable sales comparisons for the last three years. Opening day sales in Pearland were very solid. We have now opened 10 new restaurants to date during fiscal 2008, and we remain on track to open as many as five more restaurants before the end of the year and thereby achieve our stated goal to open as many as 15 new restaurants during fiscal 2008.”

BJ's Restaurants, Inc. currently owns and operates 77 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (40), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 40 of our current 77 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400